EXHIBIT 10.3

RESTRICTED STOCK UNIT AGREEMENT
Pursuant to the Sysco Corporation 2018 Omnibus Incentive Plan

Sysco Corporation (the “Company”) hereby agrees to award to you (the “Grantee”) Restricted Stock Units (“RSUs”) in accordance with and subject to the terms, conditions and restrictions of this Restricted Stock Unit Agreement, including any country-specific provisions for the Grantee’s country in Appendix A attached hereto (“Appendix A” together with the Restricted Stock Unit Agreement, the “Agreement”). Except as otherwise provided in Section 3 below in the event of the Grantee’s death, the RSUs hereby awarded (the “Award”) shall be settled in the form of shares of Stock with each RSU earned being settled for one (1) share of Stock, but until such settlement, the Award will be denominated in RSUs. Any RSUs earned will be settled, and the corresponding shares of Stock will be issued to the Grantee, on the date set forth below if the conditions described in this Agreement are satisfied. The number of RSUs subject to this Award and the date of this Award (the “Grant Date”) are set forth in the records of the Company and have been communicated to the Grantee either (1) directly to the Grantee by the Company, or (2) electronically by the Company to the Grantee through the website of a third party administrator engaged by the Company. This Award is made under the terms of the Sysco Corporation 2018 Omnibus Incentive Plan (the “Plan”), the terms of which are incorporated into this Agreement. The RSUs shall vest in three equal tranches commencing on the first day of the calendar month immediately following each of the first three anniversaries of the Grant Date (the “Vesting Date”).

By accepting this Award, the Grantee confirms consent to the terms of the post-employment covenants communicated to the Grantee, if any, as a condition precedent to this Award, including the associated limitations on the Grantee’s behavior following termination of employment. The Grantee further acknowledges receipt of the Plan and the Plan Prospectus.

TERMS AND CONDITIONS OF THIS AGREEMENT
(1)    General Conditions. This Award is in the form of RSUs that settle in shares of Stock on the Vesting Date, except as otherwise provided in Section 3 below in the event of the Grantee’s death. If the conditions set forth in this Agreement are satisfied, the shares of Stock will be released to the Grantee as soon as administratively feasible following the Vesting Date. If these conditions are not satisfied, the Award shall be forfeited. Capitalized terms in this Agreement refer to defined terms in the Plan, except as otherwise defined herein. Except as provided in Section 3 or in Appendix A, the shares of Stock shall be issued following the Vesting Date only if the Grantee is continuously employed by the Company, or if different, the Grantee’s employer (the “Employer”), or an Affiliated Company from the Award until the end of the vesting period.
(2)    Stock, Dividends and Voting Rights. As soon as administratively practicable following the Vesting Date, or as otherwise provided in Section 3 below, the number of indicated shares of Stock shall be issued to the Grantee, provided all conditions are satisfied. Except as provided herein and in Section 3 below, all Awards shall be settled in shares of Stock. Prior to the issuance of shares of Stock and any Dividend Equivalents (as defined below), the Grantee shall have no rights with respect to the shares of Stock, including but not limited to rights to sell, vote, exchange, transfer, pledge, hypothecate or otherwise dispose of the shares of Stock and any Dividend Equivalents. In addition, prior to the issuance of the shares of Stock and any Dividend Equivalents, the Grantee shall not be entitled to receive dividends and shall not have any other rights with respect to the Stock and any Dividend Equivalents. Notwithstanding the foregoing, if the Grantee works or resides outside the United States, the Company may, in its sole discretion, settle the RSUs in the form of a cash payment to the extent settlement in shares of Stock: (i) is prohibited under local law, (ii) would require the Grantee, the Company or any of its Subsidiaries to obtain the approval of any governmental and/or regulatory body in the Grantee’s country, or (iii) is administratively burdensome. Alternatively, the Company may, in its sole discretion, settle the RSUs in shares of Stock but require the

Grantee to sell such shares of Stock immediately or within a specified period following the Grantee’s termination of employment (in which case, this Agreement shall give the Company the authority to issue sales instructions on the Grantee’s behalf).
(3)    Employment Events.
(a)    Subject to the attached Appendix A, if any of the employment events listed below occur prior to the Vesting Date, the terms of this subparagraph shall apply. The following table describes the result depending on the nature of the Grantee’s termination of employment, or other employment event, and the timing of the same. In the event of the Grantee’s termination of employment prior to the Vesting Date for reasons other than those set forth below, the Award shall be forfeited.

Event	Following Grant Date and prior to Vesting Date
Employment with the Company or an Affiliated Company terminates because of Disability (as defined in Section 15, below).	The Award will continue to vest as if active employment continued for the entire vesting period.
Employment with the Company or an Affiliated Company terminates as a result of a Retirement in Good Standing (as defined in Section 15, below).
•The Award shall:
•continue to vest as if active employment continued for the entire vesting period if employment terminates as a result of a Retirement in Good Standing on or after the first Vesting Date.
•be forfeited in its entirety if employment terminates as a result of Retirement in Good Standing prior to the first Vesting Date.

Employment with the Company or an Affiliated Company terminates because of death.	All unvested RSUs subject to the Award shall immediately vest.
Employment with the Company or an Affiliated Company involuntarily terminates, for reasons other than for Cause and meets the requirements of a Change in Control Termination (as defined in Section 15, below).	The Award shall be treated as described in Section 4.2(h)(ii) of the Plan, with immediate vesting.
Military leave or other leave to the extent required by applicable law	For this purpose, employment is deemed to continue during the vesting period.
Unpaid leave of absence pursuant to published Company policy of 12 months or less (other than leaves described above) [1]	The Award will continue to vest as if active employment continued for the entire vesting period.
1 In the case of other leaves of absence not specified above, including any leaves that extend beyond 12 months, the Grantee will be deemed to have terminated employment on the date that the leave commences (so that the Award will be forfeited as of such date), unless the Committee identifies a valid business interest in doing otherwise, in which case it may specify what provisions it deems appropriate at its sole discretion; provided that the Committee shall have no obligation to consider any such matters.
(4)    Acceptance of Agreement. The Grantee shall indicate his or her acceptance of this Agreement, in the method directed by the Company.
(5)    Notices. Each notice relating to this Award shall be in writing. All notices to the Company shall be addressed to the Corporate Secretary, Sysco Corporation, 1390 Enclave Parkway, Houston, Texas 77077, USA. All notices to the Grantee shall be addressed to the address of the Grantee on file with the Company or the Employer. Either the Company or the Grantee may designate a different address by written notice to the other. Written notice to said addresses shall be effective to bind the Company, the Grantee and the Grantee’s representatives and beneficiaries.
(6)    Dividend Equivalents. In the event that the Company sets a Record Date for the payment of a dividend on its Stock from the date of this Agreement until the Award is fully vested, the Grantee shall be entitled to receive with respect to the RSUs, dividend equivalent amounts equal to the regular cash dividend payable to holders of the Company’s Stock (to the extent regular quarterly cash dividends are paid) as if the Grantee were an actual shareholder with respect to the number of shares of Stock equal to the Grantee’s outstanding RSUs (whether vested or unvested) (the “Dividend Equivalents”). The Grantee’s right to Dividend Equivalents shall cease upon forfeiture or payment of the Restricted Stock Units pursuant to Section 2, 3 or 9, as applicable. The aggregate amount of such Dividend Equivalents shall be held by the Company, without interest thereon, and shall vest and be paid to the Grantee at the same time as the RSUs to which such Dividend Equivalents relate vest and are paid.
(7)    Responsibility for Taxes.
(a)    Irrespective of any action taken by the Company or the Employer, the Grantee hereby acknowledges and agrees that the ultimate liability for all income tax, social insurance, national insurance contributions, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee (“Tax-Related Items”), is and remains the responsibility of the Grantee or the Grantee’s estate (as applicable) and may exceed the amount actually withheld by the Company or the Employer, if any. The Grantee acknowledges and understands that the requirements with respect to the Tax-Related Items may change from time to time as applicable laws or interpretations change.
(b)    Prior to any relevant taxable or tax withholding event, as applicable, the Grantee agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Grantee authorizes the Company, the Employer, and their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items withholding obligations by one or a combination of the following:
(i)    withholding from the Grantees’ wages or other cash compensation, including Dividend Equivalents, paid to the Grantee by the Company and/or the Employer, or any other payment of any kind otherwise due to the Grantee by the Company and/or the Employer; or
(ii)    withholding from proceeds of the sale of shares of Stock acquired upon settlement of the Award, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization without further consent); or
(iii)    retention of or withholding in shares of Stock to be issued upon settlement of the Award having a Fair Market Value that is sufficient to satisfy the Tax-Related Items.
The Company and/or the Employer may withhold or account for Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including maximum applicable rates.
(c)    Notwithstanding the foregoing in Section 6(b) of the Agreement, the Company, the Employer or their respective agents, as applicable, intend to withhold shares of Stock to be issued upon settlement of the Award having a Fair Market Value that is sufficient to satisfy the Tax-Related Items, unless the Grantee pays the applicable withholding amount in cash prior to any relevant taxable or tax withholding event, in accordance with procedures established by the Company, the Employer or their respective agents, as applicable. Further, if the Grantee is subject to Section 16 of the U.S. Securities Exchange Act 0f 1934 pursuant to Rule 16a-2 promulgated thereunder, the Company will withhold in shares of Stock unless the use of such withholding method is problematic under applicable law or has materially adverse accounting or tax consequences, in which case, the withholding obligation may be satisfied by one or a combination of methods set forth in Section 6(b)(i) and (ii) above.

(d)    If the obligation for Tax-Related Items is satisfied by withholding in shares of Stock, for tax purposes, the Grantee is deemed to have been issued the full amount of shares of Stock subject to the Award, notwithstanding that an amount of shares of Stock are retained solely for the purpose of paying the Tax-Related Items.
(e)    In addition, the Grantee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares of Stock or the proceeds of the sale of shares of Stock, if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items.

(f)    The Grantee further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Award, the issuance of shares of Stock upon settlement of the Award, the subsequent sale of shares of Stock acquired pursuant to such settlement and the receipt of any dividends and/or Dividend Equivalents; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Grantee is subject to tax in more than one jurisdiction, the Grantee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(8)    Compensation and Leadership Development Committee. The Grantee hereby agrees that any change, interpretation, determination or modification of this Agreement by the Compensation and Leadership Development Committee (the “Committee”) shall be final and conclusive for all purposes and on all persons including the Company and the Grantee; provided, however, that with respect to any amendment or modification of the Plan which affects the Award made hereby, the Committee shall have determined that such amendment or modification is in the best interests of the Grantee of such Award.
(9)    Prohibited Activities; Post-Employment Covenants; Additional Remedies of Clawback and Recoupment.
(a)     Notwithstanding any other term of the Agreement or any prior agreement to the contrary, in order to be eligible to earn any portion of the Award, the Grantee must have entered into an agreement containing restrictive covenants concerning limitations of the Grantee’s behavior both during employment and following termination of employment that is satisfactory to the Company or one of its Affiliated Companies. In the event the Grantee engages in any action that violates any such restrictive covenants at any time during the term of the Agreement, the Award shall be forfeited. The Grantee further agrees that to the extent permitted by applicable law, upon demand by the Company or one of its Affiliated Companies, the Grantee will forfeit, return or repay the “Benefits and Proceeds” (as defined below) in the event the Grantee breaches any post-employment covenant with the Company and/or any of its Subsidiaries.

(b)    For purposes of this Agreement, “Benefits and Proceeds” means:

(i)    to the extent the Grantee has received any shares of Stock in satisfaction of this Award and the Grantee continues to hold those shares of Stock, the shares of Stock so acquired;

(ii)    to the extent the Grantee has received any shares of Stock in satisfaction of this Award and no longer owns the shares of Stock so acquired, cash in an amount equal to the Fair Market Value of such shares of Stock on the date such payment is demanded by the Company (which, unless otherwise determined by the Committee, shall be equal to the closing sale price during regular trading hours of the shares of Stock as reported by the New York Stock Exchange on such date);

(iii)    to the extent the Grantee has not received any shares of Stock in satisfaction of this Award, all of the Grantee’s remaining rights, title or interest in the Award; and
(iv)    cash in an amount equal to any Dividend Equivalents paid in connection with the RSUs.

(10)    Modification of Agreement. If any of the terms of this Agreement may, in the opinion of the Company, conflict or be inconsistent with any applicable law or regulation of any governmental agency having jurisdiction, the Company reserves the right to modify this Agreement to be consistent with applicable laws or regulations. No change or modification of this Agreement shall be valid unless it is in writing and signed by the party against which enforcement is sought, except where specifically provided to the contrary herein.
(11)    Data Privacy. The Grantee hereby acknowledges, and to the extent that consent is required, consents to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data as described in this Agreement and any other Award materials by and among, as applicable, the

Employer, the Company and any Affiliated Company for the purpose of implementing, administering and managing the Grantee’s participation in the Plan.
The Grantee understands that the Employer, the Company and any Affiliated Companies may hold certain personal information about the Grantee, including but not limited to his or her name, home address, email address, telephone number, date of birth, social security number, passport number or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company and details of all Awards or any other entitlements to shares of Stock awarded, cancelled, vested, unvested, or outstanding in the Grantee’s favor (“Data”), for the purpose of implementing, administering or managing the Plan. Certain Data may also constitute “sensitive personal data” within the meaning of applicable local law. Such Data includes, but is not limited to, the information provided above and any changes thereto and other appropriate personal and financial data about the Grantee. The Grantee hereby provides explicit consent to the Company, the Employer and any Affiliated Companies to process any such Data to the extent it is necessary for the purposes of implementing, administering and managing the Grantee’s participation in the Plan.
The Grantee understands that Data will be transferred, for the purposes of implementing, administering and managing the Grantee’s participation in the Plan, to such equity plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Grantee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., Canada, United Kingdom, France or other location) may have data privacy laws and protections which provide standards of protection that are different to, or lower than, the standards provided by the data privacy laws in the Grantee’s country (e.g. the United States). The Grantee understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Grantee authorizes the Company, the Company’s equity service plan provider and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan. The Grantee understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, the Grantee understands that he or she is providing the consents herein on a purely voluntary basis. If the Grantee does not consent, or if the Grantee later seeks to revoke his or her consent, his or her employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing the Grantee’s consent is that the Company would not be able to grant the Grantee Awards or other equity awards or administer or maintain such awards. Therefore, the Grantee understands that refusing or withdrawing his or her consent may affect the Grantee’s ability to participate in the Plan. For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that he or she may contact his or her local human resources representative.
Finally, upon request of the Company or the Employer, the Grantee agrees to provide an executed data privacy consent form (or any other agreements or consents that may be required by the Company and/or the Employer) that the Company and/or the Employer may deem necessary to obtain from the Grantee for the purposes of administering the Grantee’s participation in the Plan in compliance with the data privacy laws in the Grantee’s country, either now or in the future. The Grantee understands and agrees that the Grantee will not be able to participate in the Plan if the

Grantee fails to provide any such consent or agreement requested by the Company and/or the Employer.
(12)    Nature of Award. In accepting the Award, the Grantee acknowledges, understands and agrees that to the maximum extent permitted by law:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and the Company can amend, modify, suspend, cancel or terminate it at any time, to the extent permitted under the Plan and applicable law;
(b)    this Award and any other awards under the Plan are voluntary and occasional and do not create any contractual or other right to receive future awards or benefits in lieu of any awards, even if similar awards have been granted repeatedly in the past;
(c)    all determinations with respect to any future awards, including, but not limited to, the times when awards are made, the amount of shares of Stock, and the performance and other conditions attached to the awards, will be at the sole discretion of the Company and/or the Committee;
(d)    participation in this Plan or program is voluntary;

(e)    this Award and the underlying shares of Stock, and any income derived therefrom, are not paid in lieu of, and are not intended to replace, any pension rights or compensation and are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any termination, severance, resignation, redundancy, dismissal, end of service payments, bonuses, long-service awards, life or accident insurance benefits, pension or retirement or welfare benefits or similar payments;

(f)    the Award and any shares of Stock acquired under the Plan are extraordinary, discretionary items that do not constitute compensation of any kind (and do not give a right of claim of any kind) for services of any kind rendered to the Company or its Affiliated Companies (including, as applicable, the Grantee’s Employer) and which are outside the scope of the Grantee’s employment contract, if any;
(g)    for the purposes of the Award, unless otherwise specified by the Company or any Affiliated Company, the Grantee’s employment will be considered terminated as of the date the Grantee is no longer actively providing services to the Company or any Affiliated Companies (regardless of the reason for such termination and whether or not later to be found invalid or in breach of employment laws in the jurisdiction where the Grantee is employed or the terms of the Grantee’s employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, the Grantee’s right to earn any portion of the Award under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Grantee’s period of service would not include any contractual, statutory or common law notice period or period during with the Grantee is in receipt of pay in lieu of such notice or severance pay, or any period of “garden leave”, or similar period mandated under employment laws in the jurisdiction where the Grantee is employed or the terms of the Grantee’s employment agreement, if any); the Committee shall have the exclusive discretion to determine when the Grantee is no longer actively employed for purposes of the Award (including whether the Grantee may still be considered to be employed while on a leave of absence);
(h)    the future value of the underlying shares of Stock is unknown, indeterminable and cannot be predicted with certainty;
(i)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from the termination of the Grantee’s employment or other service relationship (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Grantee is employed or the terms of the Grantee’s employment agreement, if any), and in consideration of the grant of the Award to which the Grantee is otherwise not entitled, the Grantee irrevocably agrees never to institute any claim against the Company, the Employer or any Affiliated Company;
(j)    the RSUs and the Grantee’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or services contract with the Company, the Employer, any Subsidiary or any Affiliated Company and shall not interfere with the ability of the Company, the Employer, any Subsidiary or any Affiliated Company, as applicable, to terminate the Grantee’s employment or service relationship (if any). The right of the Company or the Employer to terminate at will the Grantee’s employment or service at any time for any reason is specifically reserved;

(k)    if the Grantee is providing services outside the United States, the Grantee acknowledges and agrees that neither the Company, the Employer nor any Affiliated Company shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the Award or of any amounts due to the Grantee pursuant to the settlement of the Award or the subsequent sale of any shares of Stock acquired upon settlement; and

(l)    in the event of any conflict between communications to the Grantee by the Company of the terms of this Agreement or the records of any third party administrator and the Plan, the Plan will control.

(13)    No Advice Regarding Grant. Neither the Company nor any Affiliated Company is providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan, or the Grantee’s acquisition or sale of the underlying shares of Stock. The Grantee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
(14)    Entire Agreement; Severability. The Plan and this Agreement set forth the entire understanding between the Grantee, the Employer, the Company, and any Affiliated Company regarding the acquisition of the shares of Stock relating to this Award and supersedes all prior oral and written agreements pertaining to this Award. If all or any part or application of the provisions of this Agreement are held or determined to be invalid or unenforceable for any reason whatsoever by a court of competent jurisdiction in an action between the Grantee and the Company, each and all of the other provisions of this Agreement shall remain in full force and effect.
(15)    Definitions. For purposes of this Agreement:
(a)    “Change in Control Termination” means the occurrence of both: (i) a Change in Control and (ii) during the period commencing 12 months prior to the first occurrence of the Change in Control and ending 24 months after such Change in Control, the Company or one of its Subsidiaries involuntarily terminates the Grantee’s employment without Cause or the Grantee terminates employment for Good Reason.

(b)    “Disability” means:

(i)in the United States, that the Grantee has been determined by the Social Security Administration to be totally disabled; and

(ii)in all other jurisdictions, as determined pursuant to the Employer’s long-term disability policy.

(c)    “Retirement in Good Standing” means:

(i)in the United States and Canada, “termination of employment after the date the Grantee first (A) reaches age 55 and the Grantee has 10 or more years of service with the Company and its Subsidiaries, or (B) reaches age 65, regardless of years of service with the Company and its Subsidiaries; and

(ii)in all other jurisdictions, retirement as determined by the Committee in its sole discretion.

(16)    Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares of Stock, the Company shall not be required to deliver any shares of Stock issuable upon settlement of the Award prior to the completion of any registration or qualification of the shares of Stock under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Grantee understands that the Company is under no obligation to register or qualify the shares of Stock with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares of Stock. Further, the Grantee agrees that the Company shall have unilateral authority to amend the Plan and the Agreement without the Grantee’s consent to the extent necessary to comply with securities or other laws applicable to issuance of shares of Stock.
(17)    Language. If the Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
(18)    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
(19)    Appendix A. The Award shall be subject to any special terms and conditions for the Grantee’s country set forth in Appendix A. Moreover, if the Grantee relocates to one of the countries included in Appendix A, the special terms and conditions for such country will apply to the Grantee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix A constitutes part of this Agreement.
(20)    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Award and on any shares of Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
(21)    Waiver. The Grantee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Grantee or any other Grantee.
(22)    Insider Trading Restrictions/Market Abuse Laws. By participating in the Plan, the Grantee agrees to comply with the Company’s policy on insider trading (to the extent that it is applicable to the Grantee). The Grantee further acknowledges that, depending on the Grantee’s or his or her broker’s country of residence or where the shares of Stock are listed, the Grantee may be subject to insider trading restrictions and/or market abuse laws which may affect the Grantee’s ability to accept, acquire, sell or otherwise dispose of shares of Stock, rights to shares of Stock (e.g., Awards) or rights linked to the value of shares of Stock, during such times the Grantee is considered to have “inside information” regarding the Company as defined by the laws or regulations in the Grantee’s country. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Grantee places before he or she possessed inside information. Furthermore, the Grantee could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. The Grantee understands that third parties may include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Grantee acknowledges that it is the Grantee’s responsibility to comply with any applicable restrictions, and that the Grantee should therefore, consult with his or her personal legal advisor on this matter.
(23)    Mobility. If, during the course of the Grantee’s employment with the Company or any of its Subsidiaries or during the provision of services to the Company or any of its Subsidiaries, the Grantee relocates to another jurisdiction, the Company reserves the right to modify the terms of this Agreement and/or impose other requirements on the Grantee’s participation in the Plan, on the RSUs and on any shares of Stock acquired under the Plan, to the extent the Company or any of its Subsidiaries determine it is necessary or advisable to comply with local law, rules and/or regulations or to facilitate the operation and administration of the RSUs and the Plan, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. The Grantee agrees to take any and all actions, and consents to any and all actions taken by the Company and its Subsidiaries, as may be required to allow the Company and its Subsidiaries to comply with local laws, rules and regulations in the Grantee’s country of residence (or employment, if different).
(24)    Governing Law and Venue. This Award and this Agreement has been made in and shall be governed by, construed under and in accordance with the laws of the State of Texas, without regard to the conflict of law provisions, as provided in the Plan. Any and all disputes relating to, concerning or arising from this Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the Award or this Agreement, shall be brought and heard exclusively in the United States District Court for the Southern District of Texas or Harris County, Texas, USA. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.
Sysco Corporation

Using the electronic acceptance tool, the Grantee must accept the above Award in accordance with and subject to the terms and conditions of this Agreement and the Plan, acknowledge that he or she has read this Agreement and the Plan, and agrees to be bound by this Agreement, the Plan and the actions of the Committee. If he or she does not do so prior to 90 days from the Grant Date, then the Company may declare the Award null and void at any time. Also, in the unfortunate event that death occurs before this Agreement has been accepted, this Award will be voided, which means the Award will terminate automatically and cannot be transferred to the Grantee’s heirs pursuant to the Grantee’s will or the laws of descent and distribution.

 APPENDIX A
RESTRICTED STOCK UNIT AGREEMENT

Terms and Conditions
This Appendix includes additional terms and conditions that govern the Award granted to the Grantee under the Plan if the Grantee resides and/or works in one of the countries listed below. If the Grantee is a citizen or resident of a country other than the one in which the Grantee is currently residing and/or working, is considered a resident of another country for local law purposes or if the Grantee transfers employment and/or residency between countries after the Grant Date, the Company will, in its discretion, determine the extent to which the terms and conditions herein will be applicable to the Grantee.
Certain capitalized terms used but not defined in this Appendix have the same meanings set forth in the Plan and/or the Agreement, as applicable.
Notifications
This Appendix also includes information regarding securities, exchange control and certain other tax or legal issues of which the Grantee should be aware with respect to the Grantee’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of January 2019. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Grantee not rely on the information in this Appendix as the only source of information relating to the consequences of the Grantee’s participation in the Plan because the information may be out of date when the Award vests, shares of Stock are issued to the Grantee and/or the Grantee sells shares of Stock acquired under the Plan.
In addition, the information contained herein is general in nature and may not apply to the Grantee’s particular situation and the Company is not in a position to assure the Grantee of a particular result. Accordingly, the Grantee is advised to seek appropriate professional advice as to how the relevant laws in the Grantee’s country may apply to his or her situation. Furthermore, additional privacy laws may apply in the Grantee’s country.
Finally, if the Grantee is a citizen or resident of a country other than the one in which the Grantee is currently residing and/or working, is considered a resident of another country for local law purposes or if the Grantee transfers employment and/or residency between countries after the Grant Date, the information contained herein may not be applicable to the Grantee in the same manner.
EUROPEAN UNION (“EU”) / EUROPEAN ECONOMIC AREA (“EEA”)/UNITED KINGDOM (“UK”)
Terms and Conditions
Data Privacy
If the Grantee resides and/or is employed in the EU/EEA/UK, Section 10 of the Agreement shall be replaced with the following:
The Company, being the applicable data controller, is located at 1390 Enclave Parkway, Houston, Texas 77077, U.S.A. and grants Awards under the Plan to employees of the Company and its Affiliated Companies in its sole discretion. The Grantee should review the following information about the Company’s data processing practices.
(a)Data Collection and Usage. Pursuant to applicable data protection laws, the Grantee is hereby notified that the Company collects, processes and uses certain personally-identifiable information about the Grantee for the legitimate interest of implementing, administering and managing the Plan and generally administering equity awards; specifically, including the Grantee’s name, home address, email address and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any shares of Stock or directorships held in the Company, and details of all Awards or any entitlement to shares of Stock awarded, canceled, exercised, vested, or outstanding in the Grantee’s favor, which the Company receives from the Grantee or the Employer. In granting the Awards under the Plan, the Company will collect the Grantee’s personal data for purposes of allocating shares of Stock and implementing, administering and managing the Plan. The Company’s legal basis for the collection, processing and use of the Grantee’s personal data is that it is necessary for the performance of the Company’s contractual obligations under the Plan and performance of the Agreement. The Grantee’s refusal to provide personal data would make it impossible for the Company to perform its contractual obligations and may affect the Grantee’s ability to participate in the Plan. As such, by participating in the Plan, the Grantee voluntarily acknowledges the collection, use, processing and transfer of the Grantee’s personal data as described herein. The Company shall implement appropriate technical and organizational security measures to protect the Grantee’s personal data.
(b)Stock Plan Administration Service Provider. The Company transfers participant data to Fidelity Stock Plan Services LLC an independent service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan. The Company shall ensure that this, and any subsequent, administrator contractually agree to comply with legally required data protection obligations to protect the Grantee’s personal data. In the future, the Company may select a different service provider and share the Grantee’s data with another company that serves in a similar manner. The Company’s service provider will open an account for the Grantee to receive and trade shares of Stock. The Grantee will be asked to agree on separate terms and data processing practices with the service provider, which is a condition to the Grantee’s ability to participate in the Plan.

(c)International Data Transfers. The Company and its service providers are based in the United States. The Company can only meet its contractual obligations to the Grantee if the Grantee’s personal data is transferred to the United States. The Company’s legal basis for the transfer of the Grantee’s personal data to the United States is the performance of contractual obligations to the Grantee and it shall its use of the standard data protection clauses adopted by the EU Commission.

(d)Data Retention. The Company will use the Grantee’s personal data only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and securities laws. When the Company no longer needs the Grantee’s personal data, the Company will remove it from its systems. If the Company keeps the Grantee’s data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be for compliance with relevant laws or regulations.
Data Subject Rights. The Grantee may have a number of rights under data privacy laws in the Grantee’s country of residence. For example, the Grantee’s rights may include the right to (i) request access or copies of personal data the Company processes, (ii) request rectification of incorrect data, (iii) request deletion of data, (iv) place restrictions on processing, (v) lodge complaints with competent authorities in the Grantee’s country, and/or (vi) request a list with the names and addresses of all recipients of the Grantee’s personal data. To receive clarification regarding the Grantee’s rights or to exercise the Grantee’s rights, the Grantee should contact his or her local human resources department.
UNITED STATES OF AMERICA
Terms and Conditions
Section 409A
This Agreement is intended to be exempt from the requirements of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) pursuant to the short-term deferral exemption thereunder, and this Agreement shall be interpreted on a basis consistent with such intent. Notwithstanding any provision in this Agreement to the contrary, if the Grantee is a “specified employee” (as defined in section 409A of the Code) and it is necessary to postpone the commencement of any payments otherwise payable under this Agreement to prevent any accelerated or additional tax under section 409A of the Code, then the Company will postpone the payment until five (5) days after the end of the six-month period following the Grantee’s “separation from service” (as defined under section 409A of the Code). If the Grantee dies during the postponement period prior to the payment of postponed amount, the amounts withheld on account of section 409A of the Code shall be paid to the personal representative of the Grantee’s estate within 60 days after the date of the Grantee’s death. The determination of who is a specified employee, including the number and identity of persons considered specified employees and the identification date, shall be made by the Committee in accordance with the provisions of sections 416(i) and 409A of the Code. In no event shall the Grantee, directly or indirectly, designate the calendar year of payment. For purposes of section 409A of the Code, each payment under this Agreement shall be treated as a separate payment. This Agreement may be amended without the consent of the Grantee in any respect deemed by the Committee to be necessary in order to preserve compliance with section 409A of the Code or other applicable law.
Responsibility for Taxes
The following provisions shall supplement Section 6 of the Agreement:
Notwithstanding the above, for any FICA and Medicare tax withholding obligation that arises (i) upon the Grantee becoming eligible for Retirement in Good Standing (on or after the first Vesting Date) or Disability and (ii) prior to a time for which shares of Stock subject to such a continued vesting have otherwise become payable, those obligations shall be satisfied by deducting from the shares of Stock under this Award that number of shares of Stock which have a Fair Market Value, as determined by the Company, equal to the amount of the FICA and Medicare tax withholding obligations due with respect to this Award, and any portion of a previous award made to Grantee under the Plan for which such tax withholding obligations arise, rounded up to the nearest whole share; provided, however, that no such withholding method shall be applied to a Grantee who, at the time of such determination, is subject to Section 16 of the U.S. Securities Exchange Act of 1934 pursuant to Rule 16a-2 promulgated thereunder.
Definitions
The following provision supplements Section 14(c) of the Agreement:
In addition, in order to be eligible for extended vesting associated with a Retirement in Good Standing under Section 3(a) of this Agreement or any other prior award of restricted stock units under the plan, the Grantee must also have been continuously employed through the Initial Retirement Eligibility Date.
The following definition is added as Section 14(d) of the Agreement:
“Initial Retirement Eligibility Date” means the earliest to occur of the following dates after which the Grantee first satisfies the age and/or service requirements for Retirement in Good Standing: September 30th or December 15th.
BAHAMAS
There are no country-specific provisions.
BELGIUM
Terms and Conditions
Nature of Award
Section 11(e) of the Agreement shall be replaced with the following:
‘this Award and the underlying shares of Stock, and any income derived therefrom, are not paid in lieu of, and are not intended to replace, any pension rights or compensation and are not part of compensation or salary for the purposes of calculating any bonuses, long-service awards, life or accident insurance benefits, pension or retirement or welfare benefits or similar payments;’
Section 11(g) of the Agreement shall be replaced with the following:

‘for the purposes of the Award, the Grantee’s employment or service relationship will be considered terminated as of the last day of employment with the Company or any Affiliated Company (regardless of the reason for termination and whether or not later to be found invalid or in breach of employment laws in the jurisdiction where the Grantee is employed or the terms of the Grantee’s employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, the Grantee’s right to vest in the Award under the Plan, if any, will terminate as of such date;’
CANADA
Terms and Conditions
Stock, Dividends and Voting Rights
The following provisions supplement Section 2 of the Agreement:
Notwithstanding any provisions herein to the contrary, the RSUs shall be settled only in shares of Stock (and may not be settled in cash).
Share Withholding
The following provision supplements Section 6(c) of the Agreement:
The Company, the Employer or their respective agents, as applicable, shall satisfy the applicable withholding obligation for Tax-Related Items by withholding shares of Stock that are to be issued upon settlement of the Award having a Fair Market Value that is sufficient to satisfy the Tax-Related Items, only if the Grantee has not paid such withholding amount in cash by the date specified by the Company, the Employer or their respective agents, as applicable.
Termination of Employment
The following provision supplements Section 11(g) of the Agreement:
In the event of the Grantee’s termination of employment for any reason (whether or not later found invalid or in breach of local employment laws or the terms of the Grantee’s employment agreement, if any), any unvested portion of the Award shall be immediately forfeited without consideration. For purposes of the preceding sentence, the Grantee’s right to vest in the Award will terminate effective as of the earlier of the following dates: (i) the date on which the Grantee’s employment is terminated; (ii) the date the Grantee receives written notice of termination of employment from the Company or one of the Affiliated Companies; or (iii) the date the Grantee is no longer actively providing services to the Company or one of the Affiliated Companies. The right to vest in and earn the Award (as discussed above) will not be extended by any notice period (e.g., active service would not include any contractual, statutory or common law notice period or period during which the Grantee is in receipt of pay in lieu of such notice or severance pay, or any period of “garden leave” or similar period mandated under Canadian laws or the terms of the Grantee’s employment or service agreement, if any). The Committee shall have the exclusive discretion to determine when the Grantee is no longer actively providing services for purposes of the Grantee’s Award (including whether the Grantee may still be considered to be providing services while on a leave of absence).
Data Privacy
The following provision supplements Section 10 of the Agreement:
The Grantee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Grantee further authorizes the Company, any Affiliated Company and any stock plan service provider that may be selected by the Company to assist with the Plan to disclose and discuss the Plan with their respective advisors. The Grantee further authorizes the Company and any Affiliated Company to record such information and to keep such information in the Grantee’s employee file, subject to applicable periods in accordance with applicable law.
Language Consent
The following terms and conditions apply to the Grantees resident in Quebec:

The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Consentement relatif à la langue utilisée

Les parties reconnaissent avoir exigé que cette convention («Agreement») soit rédigée en anglais, ainsi que tous les documents, avis et procédures judiciaires, éxécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente.
Notifications
Securities Law Information
The Grantee is permitted to sell shares of Stock acquired through the Plan subject to certain restrictions on resale imposed by Canadian provincial and territorial securities laws, as applicable. The Grantee should consult his or her own personal tax advisor in this regard.
Foreign Asset/Account Reporting Information
Canadian residents are required to report any foreign specified property (e.g., shares of Stock acquired under the Plan and possibly unvested Awards) if the total cost of their foreign specific property exceeds a specified threshold at any time in the year. It is the Grantee’s responsibility to comply with these reporting obligations, and the Grantee should consult his or her own personal tax advisor in this regard.
COSTA RICA
There are no country-specific provisions.
FRANCE
Terms and Conditions
French-Qualified RSUs granted pursuant to the Sysco Corporation 2018 Omnibus Incentive Plan and its French sub-plan as approved by the stockholders of the Company on November 16, 2018.
The RSUs are intended to qualify for the favorable tax and social security regime in France under Section L. 225-197-1 to L. 225-197-6-1 of the French Commercial Code, as amended. Certain events may affect the status of the RSUs as French-Qualified RSUs, and the French-Qualified RSUs may be disqualified in the future. The Company does not make any undertaking or representation to maintain the qualified status of the RSUs. If the RSUs no longer qualify as French-Qualified RSUs, the favorable tax and social security treatment will not apply, and the gain at vesting will be treated as a salary income for French social security and income tax purposes, subject to the provisions of Article L. 242-1 and L. 242-14 of the French social security code.
Plan Terms
The RSUs are subject to the terms and conditions of the Plan and the French Sub-Plan. To the extent that any term is defined in both the Plan and the French Sub-Plan, for purposes of this grant of French-Qualified RSUs, the definition in the French Sub-Plan shall prevail.
Employment Events
Section 3 of the Agreement shall be supplemented with the following:
‘Notwithstanding anything in the Plan or the Agreement, in the event the Grantee’s employment with the Company or an Affiliated Company terminates because of death prior to the satisfaction of the Performance Period, the RSUs will immediately vest and the performance-criteria will be deemed to have been met at Target performance levels and be transferable to the Grantee’s heirs. The Grantee’s heirs may request issuance of the underlying shares of Stock within six (6) months after the Grantee’s death. If the Grantee’s heirs do not request the issuance of the underlying shares of Stock within six (6) months of the Grantee’s death, the RSUs will be forfeited.’
Restrictions on Transfer and Sale of Shares of Stock
Section 2(a) of the Agreement shall be supplemented with the following:
‘The Grantee may not sell or transfer the shares of Stock delivered upon settlement of the RSUs prior to the second anniversary of the Grant Date, or such other period as is required to comply with the minimum mandatory holding period applicable to French-Qualified RSUs under Section L. 225-197-1 of the French Commercial code, the relevant sections of the French Tax Code or the French Social Security Code, as amended, to benefit from the favorable tax and social security regime. Notwithstanding the above, the Grantee’s heirs, in the case of the Grantee’s death, or the Grantee, in the case of Disability (as defined under the French Sub-Plan), are not subject to this restriction on the sale of shares of Stock. To ensure compliance with these restrictions, the shares of Stock the Grantee receives pursuant to the RSUs will be held with a broker designated by the Company (or according to any procedure implemented by the Company to ensure compliance with the restrictions) until such shares of Stock are sold. These restrictions will apply even after the Grantee is no longer employed by the Employer, the Company or an Affiliated Company.

If the Grantee qualifies as a managing director under French law (“mandataires sociaux”) (i.e., Président du Conseil d’Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, Gérant de Sociétés par actions), the Grantee is required to hold 20% of the shares of Stock issued pursuant to the RSUs in a nominative account under the procedure implemented by the Company and may not to sell or transfer the shares of Stock until he or she ceases to serve as a managing director, as long as this restriction is a requirement under French law and unless French law or regulations provide for a lower percentage (in which case these requirements apply to the lower percentage of shares of Stock held).

Further, as long as the RSUs and the shares of Stock maintain their French-Qualified status, the shares of Stock cannot be sold during certain “Closed Periods” as provided for by Section L. 225-197-1 of the French Commercial Code, as amended, and as interpreted by the French administrative guidelines, so long as these Closed Periods are applicable to shares of Stock issued pursuant to French-Qualified RSUs, and to the extent applicable. Notwithstanding the above, the Grantee’s heirs, in the case of the Grantee’s death, or the Grantee, in the case of Disability (as defined under the French Sub-Plan), are not subject to the restriction on the sale of shares of Stock during Closed Periods.’
Language Consent
By accepting the French Award, the Grantee confirms having read and understood the documents relating to this grant (the Plan and the Agreement) which were provided in English language.  The Grantee accepts the terms of those documents accordingly. The Grantee confirms that the Grantee has a good knowledge of the English language.
En acceptant l’Attribution, le Bénéficiaire confirme avoir lu et compris les documents relatifs à cette attribution (le Plan et ce Contrat) qui ont été fournis en langue anglaise. Le Bénéficiaire accepte les dispositions de ces documents en connaissance de cause. Etant précisé que le Titulaire a une bonne maîtrise de la langue anglaise.
Notifications
Foreign Asset/Account Information
The Grantee may hold shares of Stock acquired upon vesting/settlement of the Award, any proceeds resulting from the sale of shares of Stock or any dividends paid on such shares of Stock outside of France, provided the Grantee declares all foreign bank and brokerage accounts (including any accounts that were opened or closed during the tax year) with his or her annual income tax return.  Failure to complete this reporting may trigger penalties for the resident.

HONG KONG
Terms and Conditions
Stock, Dividends and Voting Rights
The following provisions supplement Section 2 of the Agreement:
Notwithstanding any provisions herein to the contrary, the RSUs shall be settled only in shares of Stock (and may not be settled in cash).
Restrictions on Sale and Transferability
Shares of Stock acquired at vesting of the RSUs are accepted as a personal investment. In the event the RSUs vest within six (6) months of the Grant Date, the Grantee hereby agrees that any shares of Stock acquired pursuant to the RSUs may not be offered to the public in Hong Kong or otherwise disposed of prior to the six-month anniversary of the Grant Date.
Notifications
Securities Warning
The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Grantee is advised to exercise caution in relation to the offer. If the Grantee is in any doubt about any of the contents of the Agreement, the Plan or any Plan prospectus, the Grantee should obtain independent professional advice. The RSUs and any shares of Stock issued thereunder do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company or its Subsidiaries. The Agreement, including any Appendix to the Agreement, the Plan, any Plan prospectus and any other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. The RSUs and any related documentation are intended only for the personal use of the Grantee and may not be distributed to any other person.
Occupational Retirement Schemes Ordinance Notification
The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.
IRELAND
There are no country-specific provisions.
PANAMA
Notifications
Securities Disclaimer
The RSUs and any shares of Stock that the Grantee may acquire upon settlement of the RSUs do not constitute a public offering of securities, as they are available only to eligible employees of the Company and its Subsidiaries.
SPAIN
Terms and Conditions
Discretionary Nature of the Plan
By accepting the grant of RSUs, the Grantee consents to participation in the Plan and acknowledges receipt of a copy of the Plan.
The Grantee understands that the Company has unilaterally, gratuitously and in its sole discretion granted RSUs under the Plan to individuals who may be employees of the Company or its Subsidiaries throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Subsidiaries on an ongoing basis. Consequently, the Grantee understands that the RSUs are granted on the assumption and condition that the RSUs and the shares of Stock acquired upon settlement of the RSUs shall not become a part of any employment contract (either with the Company or any of its Subsidiaries) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Grantee understands that this grant would not be made to the Grantee but for the assumptions and conditions referenced above; thus, the Grantee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, the grant of RSUs shall be null and void.
The Grantee understands and agrees that, as a condition of the grant of RSUs, unless otherwise provided in the Agreement, any unvested RSUs as of the date the Grantee ceases active employment, will be forfeited without entitlement to the underlying shares of Stock or to any amount of indemnification in the event of termination of the Grantee’s employment with the Company or any of its Subsidiaries. The Grantee acknowledges that the Grantee has read and specifically accepts the conditions referred to in the Agreement regarding the impact of a termination of employment on the RSUs.
Termination for Cause
Notwithstanding anything to the contrary in the Plan or the Agreement, “Cause” shall be defined as set forth in the Plan, regardless of whether a termination of employment is considered a fair termination (i.e., “despido procedente”) under Spanish legislation.
Language Consent
By accepting the Award, the Grantee confirms having read and understood the documents relating to this grant (the Plan and the Agreement) which were provided in English language.  The Grantee accepts the terms of those documents accordingly. The Grantee confirms that the Grantee has a good knowledge of the English language.
Con la aceptación del Incentivo, el Beneficiario confirma haber leído y entendido el documento relativo a la concesión de incentivos (el Plan y el Contrato) que le han sido entregados en inglés. El Beneficiario acepta los términos de los documentos y confirma que tiene buen conocimiento de la lengua inglesa.
SWEDEN
There are no country-specific provisions.
UNITED KINGDOM
Terms and Conditions
Responsibility for Taxes
The following provisions shall supplement Section 6 of the Agreement:
At the request of the Company at any time before the vesting of the Award, the Grantee must elect, to the extent permitted by law, and using a form approved by Her Majesty’s Revenue and Customs (“HMRC”), that the whole or any part of the liability for national insurance contributions arising as a result of a taxable event attributable to the Award or the Grantee’s participation in the Plan shall be transferred to the Grantee.
The Grantee hereby agrees that the Grantee is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or (if different) the Employer or by HMRC (or any other tax authority or any other relevant authority). The Grantee also hereby agrees to indemnify and keep indemnified the Company and (if different) the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC on the Grantee’s behalf (or any other tax authority or any other relevant authority).
Notwithstanding the foregoing, if the Grantee is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the Grantee may not be able to indemnify the Company or the Employer for the amount of any income tax not collected from or paid by the Grantee, as it may be considered a loan. In this case, the amount of any income tax not collected within 90 days after the end of the U.K. tax year in which the event giving rise to the Tax-Related Items occurs may constitute an additional benefit to the Grantee on which additional income tax and NICs may be payable. The Grantee understands that the Grantee will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company and/or the Employer for the value of any employee NICs due on this additional benefit, which may be recovered from the Grantee by the Company or the Employer by any of the means referred to in Section 6 of the Agreement.
Notifications
Securities Disclosure
This Agreement is not an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 (“FSMA”) and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with the Plan. The Plan and the Award are exclusively available in the UK to bona fide employees and former employees of the Company and any UK Subsidiary of the Company.